SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2002

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RGS Energy Group, Inc.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-30338 (Commission File Number)	16-1558410 (IRS Employer Identification No.)
89 East Avenue Rochester, NY 14649-0001 (Address of principal executive offices)		(585) 771-4444 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant
(See Form 10-K for the fiscal year ended December 31, 2001, Item 1. Business)

On June 28, 2002, pursuant to the Agreement and Plan of Merger dated as of February 16, 2001, (the "Merger Agreement") among Energy East Corporation ("Energy East"), RGS Energy Group, Inc. ("RGS Energy") and Eagle Merger Corp., RGS Energy was merged with and into Eagle Merger Corp., a New York corporation and a wholly-owned Energy East subsidiary. Eagle Merger Corp., the surviving corporation, changed its name to, and operates under, the name of RGS Energy Group, Inc.

Under the Merger Agreement, approximately 45% of the common stock of RGS Energy became exchangeable for 1.7626 shares of Energy East's common stock, which had a market value of $22.25 at the close of trading on June 27, 2002, and approximately 55% was convertible into $39.50 in cash per RGS Energy share. Energy East will not issue any fractional shares. Energy East intends to fund the cash portion of the merger with proceeds from the issuance of trust preferred securities and long-term debt.

Pursuant to the Merger Agreement Ms. G. Jean Howard, a former director of RGS Energy, was elected to the Board of Directors of Energy East, effective as of the effective time of the merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RGS Energy Group, Inc (Registrant)
Date: June 28, 2002	By /s/William J. Reddy William J. Reddy Controller